Exhibit 26 (c) ii. a.

Amendment No. 1

To

Underwriting and Servicing Agreement Dated May 1, 1996

Between

MML Distributors, LLC. and

MML Bay State Life Insurance Company

August 15, 1997

The Underwriting and Servicing Agreement, dated May 1, 1996, by and between MML Distributors, LLC and MML Bay State Life Insurance Company (the “Agreement”) is hereby amended as follows:

1. The first paragraph of section 5 of the Agreement is deleted in its entirety and replaced with the following.

Bay State has prepared or caused to be prepared registration statements describing the Contracts, together with exhibits thereto (hereinafter referred as the “Registration Statements”). The Registration Statements include prospectuses (the “Prospectuses”) for the Contracts.

2. All references in the Agreement to Registration Statement” are hereby changed to “Registration Statements” and any verbs associated with the term “Registration Statement” are modified to reflect the plural “Registration Statements” as opposed to the singular “Registration Statement”.

MML DISTRIBUTORS, LLC		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT 1

By:	/s/ Kenneth M. Rickson	By:	/s/ Anne Melissa Dowling
Kenneth M. Rickson
President

Amendment No. 2

to the

Underwriting and Servicing Agreement

Dated May 1, 1996

Between

MML Distributors, LLC. and

MML Bay State Life Insurance Company

December 20, 2004

In accordance with Paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996 between MML Distributors, LLC (“MMLD”) and MML Bay State Life Insurance Company (“Bay State”) it is hereby agreed that Bay State shall pay to MMLD no compensation in 2004 and 2005. This fee may be renegotiated annually commencing in 2006; however, in the event the parties do not agree on the amount of a new fee, no fee shall be payable.

MML DISTRIBUTORS, LLC		MML Bay State Life Insurance Company, on its behalf and on behalf of MML Bay State Variable Life Separate Account I

By:	/s/ Thomas A. Monti	By:	/s/ signature not legible
Thomas A. Monti
Chief Executive Officer

Amendment No. 3 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Distributors, LLC. and MML Bay State Life Insurance Company

December 31, 2006

Paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Distributors, LLC. (“MMLD”) and MML Bay State Life Insurance Company (“Bay State”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MML Distributor’s Compensation. As payment for its services hereunder, MMLD shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLD’s operating costs that are attributable to the services provided by MMLD hereunder. During the fourth quarter of each year, MMLD shall present to Bay State: (1) a description of those MMLD operating expenses that it believes are attributable to the services provided by MMLD hereunder (“MML Bay State Variable Life Separate Account I Related Expenses”), (2) the percentage of the MML Bay State Variable Life Separate Account I Related Expenses for which it believes Bay State is responsible (“Bay State Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If Bay State objects to the MML Bay State Variable Life Separate Account I related Expenses, the Bay State percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to MML Bay State Variable Life Separate Account I Related Expenses, Bay State Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2007, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2006, the Fee is $            .

Bay State shall, for each quarter, pay a portion of the Fee to MMLD within 30 days of billing. For the first three quarters, the amount of the payment shall be             % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between Bay State and MMLD which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLD shall provide a status report on the calculation of the Fee to Bay State no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within             % of the year-to-date
pro-rated Budgeted Fee.

MML DISTRIBUTORS, LLC		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Peter Lahaie	By:	/s/ Norman Smith
Peter Lahaie
VP and CFO

Amendment No. 4 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Distributors, LLC. and MML Bay State Life Insurance Company

March 31, 2007

Paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Distributors, LLC. (“MMLD”) and MML Bay State Life Insurance Company (“Bay State”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MML Distributor’s Compensation. As payment for its services hereunder, MMLD shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLD’s operating costs that are attributable to the services provided by MMLD hereunder. During the fourth quarter of each year, MMLD shall present to Bay State: (1) a description of those MMLD operating expenses that it believes are attributable to the services provided by MMLD hereunder (“MML Bay State Variable Life Separate Account I Related Expenses”), (2) the percentage of the MML Bay State Variable Life Separate Account I Related Expenses for which it believes Bay State is responsible (“Bay State Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If Bay State objects to the MML Bay State Variable Life Separate Account I related Expenses, the Bay State percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to MML Bay State Variable Life Separate Account I Related Expenses, Bay State Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2007, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2007, the Fee is $            .

Bay State shall, for each quarter, pay a portion of the Fee to MMLD within 30 days of billing. For the first three quarters, the amount of the payment shall be             % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between Bay State and MMLD which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLD shall provide a status report on the calculation of the Fee to Bay State no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within             % of the year-to-date
pro-rated Budgeted Fee.

MML DISTRIBUTORS, LLC		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Peter Lahaie	By:	/s/ Norman Smith

Amendment No. 5 to the

Underwriting and Servicing Agreement dated May 1, 1996

Between

MML Distributors, LLC. and MML Bay State Life Insurance Company

March 31, 2008

Paragraph 14 of the Underwriting and Servicing Agreement dated May 1, 1996, between MML Distributors, LLC. (“MMLD”) and MML Bay State Life Insurance Company (“Bay State”) (the “Agreement”) is hereby deleted in its entirety and replaced with the following:

14. MML Distributor’s Compensation. As payment for its services hereunder, MMLD shall receive an annual fee (“Fee”). The Fee shall be equal to a portion of MMLD’s operating costs that are attributable to the services provided by MMLD hereunder. During the fourth quarter of each year, MMLD shall present to Bay State: (1) a description of those MMLD operating expenses that it believes are attributable to the services provided by MMLD hereunder (“MML Bay State Variable Life Separate Account I Related Expenses”), (2) the percentage of the MML Bay State Variable Life Separate Account I Related Expenses for which it believes Bay State is responsible (“Bay State Percent”), and (3) an estimated Fee (“Budgeted Fee”) for the following calendar year. If Bay State objects to the MML Bay State Variable Life Separate Account I related Expenses, the Bay State percent or the amount of the Budgeted Fee, the parties shall negotiate the matters. The last agreed-to MML Bay State Variable Life Separate Account I Related Expenses, Bay State Percent and Budgeted Fee, however, shall remain in effect until the parties agree that any of these items should be changed, or the Agreement is terminated as provided herein. Commencing with respect to the Budgeted Fee for 2007, the amount of the Budgeted Fee shall be reflected in a Supplement to this Agreement, signed by both parties and attached to this Agreement. For 2007, the Fee is $            .

Bay State shall, for each quarter, pay a portion of the Fee to MMLD within 30 days of billing. For the first three quarters, the amount of the payment shall be             % of the Budgeted Fee. The payment for the fourth quarter shall be the difference between the amount of the actual Fee (as determined above) based on final calendar year results and the amount of Budgeted Fee paid in the first three quarters. Unless otherwise specifically agreed to, any indebtedness between Bay State and MMLD which is not evidenced by written instrument requiring payment of interest, shall bear interest specified in section 1.482-2(a)(2) of the treasury regulations. Any Fee payments owed after the thirtieth day following the receipt of the bill shall be treated as indebtedness and shall accrue interest on a daily basis at the rate provided in the previous sentence

MMLD shall provide a status report on the calculation of the Fee to Bay State no later than 45 days after the end of the second quarter, and shall indicate whether actual year-to-date results used to calculate the Fee are within             % of the year-to-date
pro-rated Budgeted Fee.

MML DISTRIBUTORS, LLC		MML BAY STATE LIFE INSURANCE COMPANY, on its behalf and on behalf of MML BAY STATE VARIABLE LIFE SEPARATE ACCOUNT I

By:	/s/ Peter Lahaie	By:	/s/ Norman Smith